                                                                     EXHIBIT 4.4

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


     This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of the 1st day of August, 1998 by and among ANALYTICAL GRAPHICS, INC., a Pennsylvania corporation (the "Company"), and each of the PAUL GRAZIANI ASSOCIATES LIMITED PARTNERSHIP and the SCOTT REYNOLDS ASSOCIATES LIMITED PARTNERSHIP (each, a "Shareholder" and collectively, the "Shareholders").

                                R E C I T A L S
                                ---------------

     WHEREAS, the Company and each of Paul L. Graziani ("Graziani") and Scott A. Reynolds ("Reynolds") have entered into employment agreements with the Company on the date hereof in order to, among other things, provide for the terms of their continued employment by the Company; and

     WHEREAS, (i) each of Graziani and Reynolds were co-founders of the Company,
(ii) each of them subsequently transferred all shares of Common Stock of the Company, $.01 par value per share (the "Common Stock"), held by them to the Shareholder which bears his name, and (iii) each of the Shareholders has been limited by the underwriters in the amount of shares of Common Stock that they are permitted to sell pursuant to the Company's Registration Statement on Form S-1 to be filed in connection with the proposed initial public offering (the "IPO") of the Company's Common Stock;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

     1.   REGISTRATION RIGHTS.
          -------------------

          1.1  DEFINITIONS.  For purposes of this Section 1:
               -----------

               (A)  REGISTRATION. The terms "register," "registered," and
                    ------------
"registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement.

               (B)  REGISTRABLE SECURITIES. The term "Registrable Securities"
                    ----------------------
means: (1) all shares of the Company's Common Stock that are now owned by each Shareholder and (2) any shares of Common Stock issued in respect of the shares described in clause (1) of this Subsection (b) upon any stock split, stock dividend, recapitalization or other similar event; excluding in either case,
                                                   ---------
however, any Registrable Securities sold to the public in the IPO, or otherwise, or sold pursuant to Rule 144 promulgated under the Securities Act, or otherwise transferred.
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               (C) COMMISSION.  The term "Commission" means the United States
                   ----------
Securities and Exchange Commission.

          1.2  PIGGYBACK REGISTRATIONS.
               -----------------------

               (A)  REGISTRATION RIGHTS. Commencing twelve (12) months after the
                    -------------------
effective date of the Company's initial public offering of its securities pursuant to a registration filed under the Securities Act, if the Company should decide to file a registration statement under the Securities Act for purposes of effecting a public offering of its securities, the Company shall notify each of the Shareholders in writing at least thirty (30) days prior to filing any such registration statement (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding
                                                                  ---------
registration statements relating to any employee benefit plan or corporate reorganization) and will afford the Shareholders an opportunity to include in such registration statement all or any part of the Registrable Securities then held by each of the Shareholders. If the Shareholders desire to include in any such registration statement all or any part of the Registrable Securities held by the Shareholders, they shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities each Shareholder wishes to include in such registration statement. If the Shareholders decide not to include all of their Registrable Securities in any registration statement thereafter filed by the Company, the Shareholders shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

               (B)  UNDERWRITING. If the registration statement for which the
                    ------------
Company gives notice under this Section 1.2 is for an underwritten offering, then the Company shall so advise the Shareholders in writing. In such event, the right of the Shareholders to have their Registrable Securities included in a registration pursuant to this Section 1.2 shall be conditioned upon the Shareholders' participation in such underwriting and the inclusion of the Shareholders' Registrable Securities in the underwriting to the extent provided herein. In connection with such underwritten offering, the Shareholders shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter or underwriters determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company in full, and
                                         -----
second, to the Shareholders (subject to the subordination provisions set forth
------
in paragraph (c) below). If a Shareholder disapproves of the terms of any such underwriting, the Shareholder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

               (C)  SUBORDINATION OF REGISTRATION RIGHTS.  Notwithstanding the
                    ------------------------------------
foregoing, each of the Shareholders' registration rights shall be subordinate in their entirety to the rights of the holders of currently outstanding Company's Series A Preferred Stock (as set forth in those certain Investor Rights Agreements dated June 5, 1995 by and between the Company and each of SpaceVest Fund, L.P. and Jay J. Buck) and the holders of Warrants (as set forth in those certain Warrant Agreements dated May 1, 1998 by and between the Company and each of PNC Bank, N.A. and Transamerica Business Credit Corporation).
Notwithstanding any provision herein to the contrary, the Shareholders shall only be able to include their Registrable Securities in any registration to the extent that the inclusion thereof will not reduce the amount of shares to be registered by such securityholders.

               (D)  EXPENSES. All expenses incurred in connection with a
                    --------
registration pursuant to this Agreement (excluding underwriters' and brokers' discounts and commissions), including, without limitation all federal and blue sky registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of counsel for the Shareholders, shall be borne by the Company. The Shareholders shall bear their proportionate share (based on the total number of shares sold in such registration) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such registration.

          1.3  OBLIGATIONS OF THE COMPANY. Whenever effecting the registration
               --------------------------
of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

               (A) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of a Shareholder, keep such registration statement effective for up to ninety
(90) days.

               (B) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (C) Furnish to the Shareholders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Shareholders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Shareholders that are included in such registration.

               (D) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Shareholders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (E) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.

               (F) Notify the Shareholders at any time when a prospectus relating to such registration statement is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (G) Furnish, at the request of the Shareholders, on the date that its Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to the Shareholders, addressed to the underwriters, if any, and to the Shareholders, and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to the Shareholders, addressed to the underwriters, if any, and to the Shareholders requesting registration of Registrable Securities.

          1.4  FURNISH INFORMATION. It shall be a condition precedent to the
               -------------------
obligations of the Company to take any action pursuant to Section 1.2 that the Shareholders shall furnish to the Company such information regarding the Shareholders, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of its Registrable Securities.

          1.5  DELAY OF REGISTRATION. The Shareholders shall not have any right
               ---------------------
to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.6  INDEMNIFICATION. In the event any Registrable Securities are
               ---------------
included in a registration statement under Section 1.2:

               (A)  BY THE COMPANY. To the extent permitted by law, the Company
                    --------------
shall indemnify and hold harmless each Shareholder, any underwriter (as defined in the Securities Act) for each Shareholder and each person, if any, who controls each of the Shareholders or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "Exchange Act") (collectively, "Shareholder Indemnitees"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such

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losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

               (I) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

               (II) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

               (III) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each of the Shareholder Indemnitees for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this subsection
-------- -------
1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any Shareholder Indemnitees, including without limitation, any information furnished by the Shareholders to the Company pursuant to Section 1.4 hereof.

               (B)  BY THE SHAREHOLDER. To the extent permitted by law, the
                    ------------------
Shareholders will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively, "Company Indemnitees"), against any losses, claims, damages or liabilities (one or several) to which the Company or any such Company Indemnitee may become subject under the Securities Act, the Exchange Act or other federal or state law, but only, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Shareholders, and known by the Shareholders to be furnished, expressly for use in connection with such registration, including without limitation any information furnished by the Shareholders to the Company pursuant to Section 1.4 hereof; and the Shareholders will reimburse any legal or other expenses reasonably incurred by the Company or any such Company Indemnitee as incurred in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however,
                                               --------  -------
that the indemnity agreement contained in this subsection 1.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Shareholders which consent shall not be unreasonably withheld; and provided further, that the
                                                      ----------------
total amounts payable in indemnity by the Shareholders under this Section 1.6(b) in respect of any Violation shall not exceed the net proceeds received by the Shareholders in the registered offering out of which such Violation arises.

               (C)  NOTICE. Promptly after receipt by an indemnified party under
                    ------
this Section 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall
                             --------  -------
have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.6.

               (D)  DEFECT ELIMINATED IN FINAL PROSPECTUS. The foregoing
                    -------------------------------------
indemnity agreements of the Company and the Shareholders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

               (E)  SURVIVAL. The obligations of the Company and the
                    --------
Shareholders under this Section 1.6 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.


     2.   ASSIGNMENT AND AMENDMENT.
          ------------------------

          2.1  ASSIGNMENT OF REGISTRATION RIGHTS.  The registration rights of
               ---------------------------------
the Shareholders under Section 1 hereof may not be assigned without the prior written consent of the Company.

          2.2  AMENDMENT OF RIGHTS. Any provision of this Agreement may be
               -------------------
amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the prior written consent of the Company and each of the Shareholders.

          2.3  NOTICES. Unless otherwise provided, any notice required or
               -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the Shareholders at:

                                Paul Graziani Associates Limited Partnership
                                661 Timber Drive
                                Wayne, Pennsylvania 19087

                                Scott Reynolds Associates Limited Partnership 143 Cashel Lane
                                West Chester, Pennsylvania 19380


or, in the case of the Company, at:


                                325 Technology Drive
                                Malvern, Pennsylvania  19355
                                Attention:  Chief Financial Officer
with a copy to:

                                David J. Sorin, Esq.
                                Buchanan Ingersoll Professional Corporation
                                500 College Road East
                                Princeton Forrestal Center
                                Princeton, New Jersey 08540

or at such other address as any party or the Company may designate by giving ten
(10) days advance written notice to all other parties.

          2.4  ENTIRE AGREEMENT. This Agreement constitutes and contains the
               ----------------
entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

          2.5  GOVERNING LAW. This Agreement shall be governed by and construed
               -------------
exclusively in accordance with the internal laws of the Commonwealth of Pennsylvania as applied to agreements among Pennsylvania residents entered into and to be performed entirely within Pennsylvania excluding that body of law relating to conflict of laws and choice of law.

          2.6  SEVERABILITY.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

          2.7  THIRD PARTIES. Nothing in this Agreement, express or implied, is
               -------------
intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

          2.8  SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 2.1,
               ----------------------
the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

          2.9  CAPTIONS. The captions to sections of this Agreement have been
               --------
inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

          2.10 COUNTERPARTS. This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          2.11 COSTS AND ATTORNEYS' FEES. In the event that any action, suit or
               -------------------------
other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.


                              * * * * * * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


THE COMPANY:                                     THE SHAREHOLDERS:
-----------                                      ----------------

ANALYTICAL GRAPHICS, INC.,                       PAUL GRAZIANI ASSOCIATES
a Pennsylvania corporation                       LIMITED PARTNERSHIP


By:     ________________________                 By:  ________________________
        William Broderick                               (Authorized Signatory)

Title:  Chief Financial Officer, Vice President
        Finance and Administration


                                                 SCOTT REYNOLDS ASSOCIATES
                                                 LIMITED PARTNERSHIP


                                                 By:  ________________________
                                                        (Authorized Signatory)